EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Diagnostic Imaging International Corp. (the “Company”) on 10-KSB/A as amended for the year ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Richard Jagodnik, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 22, 2008	/s/ Richard Jagodnik
Richard Jagodnik
Chief Executive Officer, Chief Financial Officer